                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

     The following is a listing of all subsidiaries of The Seibels Bruce Group, Inc. as of December 31, 2002:

SUBSIDIARY                                                STATE OF INCORPORATION
Agency Specialty of Kentucky, Inc.                        Kentucky

America's Flood Services, Inc.                            California

Catawba Insurance Company                                 South Carolina

Consolidated American Insurance Company                   South Carolina

FLT Plus, Inc.                                            South Carolina

Graward General Companies, Inc.                           Tennessee

Insurance Network Services, Inc.                          South Carolina

Insurance Services Group, Inc.                            South Carolina

Policy Finance Company                                    South Carolina

Premium Budget Plan, Inc.                                 North Carolina

Seibels, Bruce & Company                                  South Carolina

Seibels Bruce Specialty, Inc.                             South Carolina

South Carolina Insurance Company                          South Carolina

Universal Insurance Company                               North Carolina

     The financial statements of these subsidiaries are included in the Registrant's consolidated financial statements.

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